UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

By letter dated September 26, 2011, Mr. Clement S. Dwyer, a member of the Board of Directors (“the Board”) of Montpelier Re Holdings Ltd. (the “Company”), advised the Company of his decision to resign from the Board effective September 30, 2011. Mr. Dwyer has served on the Board since 2006 and also currently serves on the Board’s Underwriting and Compensation and Nominating Committees.

In addition, the Board appointed Michael R. Eisenson to fill the vacancy resulting from Mr. Dwyer’s resignation, effective September 30, 2011. Mr. Eisenson is currently the Chief Executive Officer and a Managing Director of Charlesbank Capital Partners, LLC (“Charlesbank”), a private equity firm located in Boston, Massachusetts. Mr. Eisenson has also been appointed to the Board’s Underwriting and Compensation and Nominating Committees, effective September 30, 2011.

Charlesbank currently controls approximately 9.3% of the Company’s outstanding common shares.

On September 28, 2011, the Company issued a press release announcing the resignation of Mr. Dwyer and the appointment of Mr. Eisenson to the Board, which is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Letter dated September 26, 2011 addressed to the Board of Directors of Montpelier Re Holdings Ltd. from Clement S. Dwyer.

99.2	Text of Press Release dated September 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

September 28, 2011	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Letter dated September 26, 2011 addressed to the Board of Directors of Montpelier Re Holdings Ltd. from Clement S. Dwyer.

99.2	Text of Press Release dated September 28, 2011.